EDAP TMS S.A.
2002 20-F REPORT




                                 EXHIBIT 4.4
                 EDAP S.A. COMMERCIAL LEASE & AMENDMENT No 1
                              (FRENCH VERSION)



Exhibit 4.4 EDAP SA French                                                    1

IMMEUBLE
a : Vaulx en Velin
NOM DU LOCATAIRE : EDAP S.A.
Bail :  4/6/9 ans
du : 01 Octobre 2002
au : 30 Septembre 2011

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                               BAIL COMMERCIAL
     CONFORMEMENT AUX ARTICLES L-145-1 ET SUIVANTS DU CODE DE COMMERCE
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ENTRE LES SOUSSIGNES :


LA SOCIETE MAISON ANTOINE BAUD, Societe Anonyme au capital de 3 096 336 Euros, ayant son siege social a COURNON D'AUVERGNE (63800) ZI Les Acilloux 27, Route du Cendre, representee par Monsieur Yves DUPRE Vice-President du Conseil d'Administration.



ci-apres designee dans le corps des presentes par les mots : " LE BAILLEUR " D'UNE PART ;


et

LA SOCIETE EDAP S.A., Societe Anonyme au capital de 38 200 euros, ayant son siege social a VAULX EN VELIN (69120) 4, rue du Dauphine, immatriculee au RCS de Lyon sous le numero 431 298 983 representee par Monsieur Eric Simon President du Conseil d'administration, dument habilite aux fins des presentes ci-apres designee dans le corps des presentes par les mots : " LE PRENEUR " D'AUTRE PART ;


IL A ETE CONVENU ET ARRETE CE QUI SUIT :


CHAPITRE I - CONDITIONS GENERALES


OBJET

Le Bailleur, CONFORMEMENT AUX ARTICLES L-145-1 ET SUIVANTS DU CODE DE COMMERCE fait bail et donne a loyer au Preneur, qui accepte, les locaux dont il est proprietaire, ci-apres designes au chapitre II des CONDITIONS PARTICULIERES.


DESIGNATION

Le Preneur declare bien connaitre les lieux pour les avoir visites en vue des presentes, sans qu'il soit necessaire d'en faire plus ample designation que celle faite au chapitre II " conditions particulieres ", les accepter en l'etat ou ils se trouvent et tels qu'ils existent et renonce a elever aucune reclamation en raison soit de leur etat, de leur disposition ou d'une erreur dans la designation.



Exhibit 4.4 EDAP SA French                                                    2

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DUREE DE LA LOCATION

Le present bail est consenti et accepte pour une duree de NEUF annees entieres et consecutives qui commenceront a courir a la date precisee ci-apres au chapitre II " conditions particulieres ". Il cessera dans les conditions fixees a l'article L-145-5. Le Preneur aura la faculte de faire cesser le present bail a l'expiration de chaque periode triennale, en avisant le Bailleur part acte extrajudiciaire au plus tard neuf mois avant l'expiration de la periode en cours.


PRIX DU LOYER

Le loyer fixe aux conditions particulieres ci-apres, constitue une clause determinante pour les deux parties de la conclusion du present bail. Le present bail est consenti et accepte moyennant un loyer annuel, valeur de base dont le montant est precise ci- apres au chapitre II " conditions particulieres " et qui evoluera dans les conditions fixees par la legislation et selon les modalites fixees ci-apres

Le preneur s'engage a payer le loyer fixe en quatre termes egaux payables trimestriellement et d'avance, le premier jour des mois de JANVIER, AVRIL, JUILLET, OCTOBRE.

REVISION DU PRIX DU LOYER

La premiere revision du loyer aura lieu le 1er janvier de chaque annee par reference a l'Indice Insee.
Les revisions suivantes auront lieu le premier janvier de chaque annee par reference a l'indice du 1er trimestre de l'annee precedente sur celui du 1er trimestre de l'annee qui precede l'indice de reference.
La presente clause d'indexation annuelle du loyer ne saurait avoir pour effet de ramener le loyer revise a un montant inferieur au loyer de base. En outre, elle constitue une clause essentielle et determinante du bail sans laquelle le Bailleur n'aurait pas contracte.

OPTION TVA

Conformement  aux  dispositions  des  articles  260-2{degree}  et  193 a 195  de
l'annexe II du code General des Impots, le bailleur declare opter pour le paiement de la TVA sur les loyers. Il declare faire son affaire personnelle des declarations d'ouverture de secteur distinct et d'option aupres de l'administration fiscale, dans les conditions et delais prevus aux articles 191 et 192 de l'annexe II, de l'article 286, et des articles 32 et suivant l'annexe IV du CGI.

CHARGES LOCATIVES

Le Preneur remboursera au bailleur, la quote-part des charges locatives afferentes au local de la presente location. Cette quote-part est fonction de la superficie du local loue. Elle sera reglee en meme temps que le loyer.

Le montant definitif des charges sera liquide chaque annee, trois mois apres la cloture de l'exercice precedent, le solde du par le Preneur, a ce titre etant facture par le bailleur avec etat des depenses correspondantes, en meme temps que le trimestre du loyer et de la provision de charges venant a echeance.

L'impot foncier a la  charge  du  PRENEUR,  sera  rembourse sur justificatif .

DEPOT DE GARANTIE

Pour garantir de l'execution des obligations lui incombant, le Preneur verse au bailleur qui lui reconnait une somme representant le montant d'un terme de loyer, a titre de depot de garantie et remboursable en fin de jouissance du locataire, in mois apres complet demenagement et remise de toutes les clefs, et apres deduction de toutes les sommes pouvant etre dues par le preneur a titre de loyer, de charges d'impots remboursables de reparations ou a tout autre titre. Cette somme ne sera pas productive d'interet, le loyer ayant ete fixe en consequence.

Ladite somme sera augmentee ou diminuee a l'occasion de chaque modification du taux du loyer, de facon a etre egale a tout moment a un terme de loyer.

DESTINATION

Le preneur ne pourra exercer exclusivement dans les lieux loues que l'activite telle qu'elle est definie dans les statuts, a l'exclusion de tout autre et de ne pouvoir changer cette affectation par substitution ou addition d'autres activites, pretexte pris des usages locaux.


Exhibit 4.4 EDAP SA French                                                    3

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Le preneur  conservera  les lieux loues en etat permanent d'exploitation.

AUTRES CONDITIONS GENERALES

Le bail est en outre consenti aux conditions ordinaires et de droit et notamment aux conditions suivantes :

1)ETAT DES LIEUX - de prendre les locaux loues dans l'etat ou ils se trouvent lors de l'entree en jouissance sans pouvoir exiger du bailleur aucun travail de remise en etat ou de reparation ; un etat des lieux sera etabli contradictoirement entre les parties a l'entree du Preneur. Au cas ou pour une raison quelconque, cet etat des lieux ne serait pas dresse, et notamment si le Preneur faisait defaut, les locaux seront consideres, comme ayant ete loues en parfait etat. L'etat des lieux sera etabli aux frais du Preneur.

2) GARNISSEMENT - de tenir les locaux loues constamment garnis de gros meubles meublant, de materiel et de marchandises en quantite et de valeur suffisantes pour repondre a tout moment du paiement des loyers et accessoires, ainsi que de l'execution de toutes clauses et charges du present bail.

3) ENTRETIEN DES LIEUX - d'entretenir constamment des lieux loues, ainsi que les amenagements, agencements et installations interieurs, pendant toute la duree du bail en bon etat de reparations et d'entretien. De convention expresse entre les parties, le preneur s'engage a executer aux lieux et place du bailleur toutes reparations qui pourraient etre necessaires dans les lieux loues, notamment aux verrieres, a l'exception toutefois des grosses reparations telles que definies a l'article 606 du Code Civil, qui seules restent a la charge du bailleur, le loyer ayant ete fixe en consequence. Le preneur s'oblige a prevenir le bailleur sans aucun retard de tout sinistre et toute reparation dont le bailleur a la charge et qui deviendraient necessaires pendant le cours du bail. Le preneur sera egalement tenu de l'entretien et de la reparation de tous les appareils et installations sanitaires.

4) HUMIDITE - En cas de salpetrage, d'humidite permanente ou fortuite, qui pourraient survenir, le Preneur devra en informer immediatement le Bailleur, afin que ce dernier puisse faire le necessaire pour y remedier.

5) ASSURANCE - RESPONSABILITES - le bailleur souscrira une police d'assurance multirisque en valeur a neuf concernant l'ensemble immobilier et garantissant tant la responsabilite civile du proprietaire, le recours des voisins et des tiers, que les dommages causes a l'ensemble immobilier, ainsi qu'au proprietaire
(pertes  des  loyers et charges  recuperables,  pertes  indirectes,......),  par
l'incendie, l'explosion, risques electriques, le bris, les degats des eaux et les calamites naturelles, avec renonciation a recours contre les preneurs du fait des dommages que ces derniers auraient put causer a l'immeuble et aux personnes dont le bailleur est responsable (personnel, fournisseurs.....).

De meme chaque preneur souscrit une police d'assurance couvrant sa responsabilite civile, le recours des voisins et des tiers, ainsi que les dommages causes a ses amenagements, agencements, installations, materiels, mobiliers marchandises et autres biens situes dans les lieux loues, par l'incendie, l'explosion, les risques electriques, le bris, les degats des eaux, et les calamites naturelles, avec renonciation a recours contre le bailleur du fait des dommages que l'immeuble ou ce dernier aurait pu causer a ces biens, au preneur ou a son entreprise (privation de jouissance, perte de clientele, ou du fonds, pertes indirectes) et aux personnes dont le preneur est responsable (personnel, fournisseurs, clientele.....).

Les garanties accordees par ces polices respectives s'etendront aux dommages electriques, frais de deblaiement, demolition et transport des decombres, frais de deplacement et de remplacement de tous objets mobiliers, honoraires d'expert. Le bailleur et le preneur renoncent respectivement a recours entre eux en cas de dommages causes a leurs biens et aux personnes dont ils sont responsables du fait de l'incendie, l'explosion, le risque electrique, le bris, les deg{a^}ts des eaux, les calamites naturelles.

Si l'activite exercee par le preneur entrainait soit pour le proprietaire soit pour les autres locataires ou les voisins, des surprimes d'assurance, le preneur en indemniserait chacun de ces differents interesses, et en outre garantirait le proprietaire contre toute reclamation des locataires et voisins.


6) SINISTRE ENTRAINANT IMPOSSIBILITE D'OCCUPER PARTIELLEMENT OU TOTALEMENT LES BIENS LOUES - en cas de sinistre, et sauf ce qui est dit au dernier alinea du present {section}, le bail continuera entre les parties. Si le sinistre est le fait du preneur, ce dernier ne beneficiera d'aucune reduction de loyer ou charges pendant la periode de privation de jouissance. En revanche, si le sinistre est le fait du bailleur, ou d'un autre locataire, le preneur beneficiera d'une reduction de loyer et charges au prorata des troubles de jouissance qu'il subit. En cas de destruction de la partie de l'immeuble ou est situe le local loue, et si le bailleur decide de ne pas reconstruire, le present bail sera resilie de plein droit sans indemnite sur simple notification par le bailleur de sa decision, sous forme de lettre recommandee.


Exhibit 4.4 EDAP SA French                                                    4

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7) TRAVAUX  PAR LE PRENEUR - le  preneur ne pourra  faire dans les locaux  loues
aucun  changement  de  distribution,   d'installation,   aucune  demolition  aux
constructions, aucun percement de murs, de cloisons ou de voutes, aucune construction, amenagement ou agencement, sans l'autorisation expresse et par ecrit du bailleur. Dans le cas ou l'autorisation serait accordee, les travaux seraient executes sous la surveillance de l'architecte du bailleur, dont les honoraires seraient a la charge du preneur.

8) PUBLICITES SUR LE BATIMENT - le preneur a recueilli l'accord prealable ecrit du bailleur sur toute enseigne, publicite et signalisation qu'il souhaiterait installer a l'exterieur de son local.

9) SURCHARGE DES PLANCHERS - la surcharge maximale du plancher est de l'ordre de 350 KG/m2 pour les bureaux et sera precisee au chapitre II " conditions particulieres " si necessaire.

10) TRAVAUX PAR LE BAILLEUR - le Preneur souffrira sans aucune indemnite, quel qu'en soient l'importance et la duree, tous les travaux qui pourraient devenir utiles ou necessaires dans les lieux loues ou dans l'immeuble dont ils dependent ou dans les immeubles voisins, et egalement tous travaux d'amelioration ou construction nouvelle que le proprietaire jugerait convenable de faire executer, et alors meme que la duree de ces travaux excederait 40 jours.

11) TRAVAUX SERVICES PUBLICS - le preneur fera executer, a ses frais et aux lieux et place du bailleur, tous travaux requis par les services publics, du fait de son activite, interessant uniquement les lieux loues. Si les dits travaux interessent l'ensemble de l'immeuble dans lequel sont situes les lieux loues il contribuera au prorata de son loyer, au cout des travaux qui seront executes par le bailleur a la requete des Services Publics.

12) TRAVAUX DE CONFORMITE - tous travaux de conformite avec les regles de securite ou d'hygiene ou de travail de l'exploitation ainsi que les nouvelles regles qui pourraient etre edictes en ces differents domaines seront entierement a la charge du preneur qui en fera son affaire personnelle sans recours contre le bailleur. Ces travaux de conformite devront etre effectues sous la surveillance de l'architecte du bailleur.

Au cas ou un conduit de fumee serait exige ou necessaire, il sera fait a l'emplacement designe par le bailleur et aux frais du preneur et sous sa responsabilite exclusive.

13) EAU - BRANCHEMENT - le locataire s'engage a faire, a la 1ere demande du proprietaire, et exclusivement a ses frais et sous sa responsabilite, en accord avec la Compagnie et le proprietaire, tous les travaux necessaires pour brancher toute les canalisations d'eau froide des lieux loues, uniquement et directement sur la conduite publique, et de ce fait, de payer la consommation d'eau de la dite Compagnie, ainsi que les divers frais afferents a l'installation et de ce conformer a toutes conditions imposees par cette Compagnie. Le Preneur aura pour obligation de proteger contre la gelee les canalisations, compteurs, et sera responsable, et a ses frais, des deteriorations causees par le gel a ses installations.

14) EAU - CONSOMMATION - le preneur sera tenu de rembourser au bailleur a chaque trimestre, la consommation d'eau froide. S'il existe un compteur divisionnaire, la consommation d'eau remboursee sera celle indiquee par le dit compteur. Le Preneur devra en outre supporter les frais d'entretien, de location et de releve dudit compteur, ainsi que en sus de la consommation enregistree au compteur divisionnaire, sa quote-part des depenses d'eau pour les services generaux de l'immeuble et pour les wc communs s'il en existe. S'il n'existe pas de compteur divisionnaire, la depense d'eau de l'immeuble sera repartie proportionnellement a la surface du locale loue. Le preneur s'engage a ne reclamer aucune indemnite au bailleur en cas d'arret dans la distribution, ou le manque de pression d'eau. Le bailleur se reserve le droit, en cas de gelee ou toutes les fois que cette mesure sera utile, de supprimer provisoirement la distribution d'eau dans l'immeuble, sans que le locataire puisse, de ce fait, pretendre avoir droit a la moindre indemnite.

15) IMPOTS ET TAXES DU PRENEUR - le preneur devra satisfaire a toute charge de ville, de police et de voirie dont les locataires sont ordinairement tenus, le tout de maniere que le bailleur ne puisse etre inquiete a ce sujet, en particulier acquitte les contributions personnelles et mobilieres, les taxes locatives (ordures, assainissement, balayage...), les taxes d'habitation et professionnelles, et tous autres impots dont les locataires sont responsables a un titre quelconque et justifier de leur acquit a toute requisition du bailleur. L'Impot foncier est a la charge du preneur.

16) TRANQUILITE - le Preneur ne pourra rien faire dans les lieux loues qui, par le bruit, l'odeur, l'humidite, les trepidations, la fumee ou tout autre cause puisse gener les personnes de l'immeuble ou autres, ou nuire a celui-ci.


Exhibit 4.4 EDAP SA French                                                    5

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17)  REGLEMENTS  D'IMMEUBLE - le Preneur  veillera a ce que la  tranquillite  de
l'immeuble et de l'ensemble immobilier ne soit troublee en aucune maniere par son fait, le fait de ses employes, ou de ses clients ; en particulier, il s'engage a n'utiliser dans les lieux loues, aucun appareil electrique ou autre, perturbateur des auditions radiophoniques ou de la television sans avoir muni les dits appareils des dispositifs permettant d'eviter tout trouble pour le voisinage. Il se soumettra aux reglements de l'immeuble s'il en existe un, pour le bon ordre, la proprete et le service, et ne faire emploi d'aucun appareil bruyant ou dangereux. Il ne devra mettre ou deposer quoi que ce soit en dehors des lieux loues, meme pour un court delai.

18) REGLEMENTS - le preneur devra egalement respecter : les cahiers des charges et reglements d'urbanisme, de Z.A.C., de Z.I. ainsi que les reglements interieurs ou de copropriete s'il en existe, de sorte que le Bailleur ne soit jamais inquiete a ce sujet.

19) OCCUPATION - le preneur s'engage a occuper personnellement et continuellement les lieux loues pour l'exercice du commerce ou de l'industrie precite. Il ne pourra se substituer, a quelque titre que ce soit, et notamment en gerance libre, une tierce personne dans la jouissance des lieux loues.

20) SOUS-LOCATION ET CESSION DE BAIL

20.1 - Il est formellement interdit au preneur de sous-louer ou preter les lieux loues en tout ou partie, meme pour un court delai et a titre gracieux

20.2 - Par derogation a l'article 20.1, le Preneur pourra sous- louer partiellement les locaux qu'il occupe a une ou plusieurs societes de son groupe a conditions d'obtenir au prealable l'accord express du Bailleur. A cet effet, le Preneur devra fournir au Bailleur un extrait K-Bis de l'eventuel sous-locataire et le projet de contrat de sous-location. Cette sous-location ne s'etend pas aux sous-locataires secondaires, qui demeurent interdites. Le Preneur demeurera seul responsable des charges, clauses et conditions du present bail. Il est expressement convenu entre le Preneur et le Bailleur qu'il y a indivisibilite des locaux loues et toute sous- location partielle devra preciser que l'ensemble des locaux objet du present bail forme un tout indivisible. A l'expiration du present bail, quelle Qu'en soit la cause, le Bailleur ne sera tenu a aucun renouvellement de ou des contrats de sous-location, le Preneur devant faire son affaire personnelle de l'eviction de tout sous-locataire. Le Preneur repond seul aupres du Bailleur de toutes les consequences des sous-locations ainsi consenties et notamment concernant la remise en etat des lieux, si besoin est, aussi bien lors de l'installation de tout sous-locataire que lors de son depart.

20.3 - Le droit au bail ne pourra etre cede qu'en totalite et seulement a l'acquereur du fonds de commerce, et dans les autres cas sous reserve de l'autorisation prealable et par ecrit du bailleur.

Dans tous les cas le bailleur doit etre appele par acte extrajudiciaire a faire jouer son droit de preemption, comme indique ci-apres et a intervenir a l'acte de cession de bail (et a sa reiteration) dont un exemplaire, avec les signatures, lui sera remis sans frais pour lui.

Le preneur et eventuellement les cessionnaires successifs resteront toujours garants et repondants, solidairement entre eux des conditions du bail et du paiement des loyers et charges meme anterieurement aux cessions, ce qui devra etre precise dans l'acte de cession. En cas de cession de fonds de commerce, le preneur devra notifier par acte extrajudiciaire le projet d'acte dans son integralite au bailleur ; celui-ci pourra, dans le mois de cette notification, faire connaitre au preneur qu'il entend exercer un droit de preemption et s'engage a executer, aux lieux et place du candidat acquereur, les clauses et conditions du projet d'acte de cession.

20) RESPONSABILITE - le bailleur est exonere notamment de toute responsabilite, m{e^}me sous forme de reduction de loyer, dans le cas ou il y aurait interruption de fourniture de gaz, d'eau, d'electricite, de chauffage central, d'eau chaude...

21) VOL - il est convenu, de facon expresse entre le preneur et le proprietaire, que celui-ci ne pourra a aucun titre etre rendu responsable du vol dont le locataire pourrait etre victime dans les lieux loues ou dans les parties communes de l'immeuble. Le locataire s'engage a faire son affaire personnelle d'assurer, comme il le jugera convenable, la cloture, la garde et la surveillance des locaux a lui loues et de ses affaires personnelles, le bailleur n'ayant pas, de convention expresse, la charge de faire surveiller l'immeuble.

22) VISITE DE L'IMMEUBLE - le preneur accepte des maintenant, dans le cas ou le bailleur desirerait vendre son immeuble, de laisser visiter les lieux loues par toute personne munie d'une autorisation du proprietaire ou de son mandataire, tous les jours de 10 heures a 17 heures. Le bailleur a le droit de faire visiter, quand bon lui semble, les lieux loues par son architecte et d'y faire penetrer tous entrepreneurs et ouvriers. Les lieux loues pourront egalement etre visites, dans les memes conditions et aux memes heures, par toute personne susceptible de prendre lesdits lieux en location, en cas de conge du preneur, de refus de renouvellement par le bailleur, de resiliation du bail ou de vente des locaux loues.

Exhibit 4.4 EDAP SA French                                                    6

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23)  DESTRUCTION  DES LIEUX - par derogation a l'article 1722 du Code Civil,  en cas de destruction par suite d'incendie ou autre evenement de la majeure partie en superficie des lieux loues, le present bail sera resilie de plein droit si bon semble au proprietaire, le preneur renoncant expressement a user de la faculte de maintenir le bail moyennant une diminution du prix.

24) TOLERANCE - aucun fait de tolerance de la part du bailleur quelqu'en soit la duree, ne pourra creer un droit en faveur du preneur.

25) REMISE DES LOCAUX PAR LE PRENEUR EN FIN DE LOCATION - les lieux loues ainsi que les amenagements, agencements et ameliorations, qu'il aura realises seront remis sans indemnite et en pleine propriete au bailleur, en bon etat d'entretien et de toutes reparations (y compris celles visees a l'article 606 du Code Civil pour les agencements et ameliorations realisees par le preneur) meme si la fin du bail intervient par exercice de la clause resolutoire ; a moins que le bailleur ne prefere exiger la remise des lieux loues en leur etat primitif, aux frais du preneur. Un mois avant l'expiration de la location il sera procede contradictoirement a un etat des lieux qui comportera un releve des travaux et reparations incombant au preneur qui devront etre realises le jour de l'expiration du bail, ce que le bailleur viendra constater pour que le preneur en recoive decharge. A defaut de realisation de ces reparations, le preneur versera a son depart le cout des travaux correspondants.

26) CLAUSE RESOLUTOIRE - il est expressement convenu qu'a defaut de paiement a son echeance de tout ou partie d'une somme quelconque due par le preneur au titre des presentes, comme en cas d'inexecution de l'une quelconque des conditions du present bail et un mois apres un commandement de payer ou une sommation d'executer demeuree sans effet, le present bail sera resilie de plein droit, si bon semble au bailleur, qu'il y ait prejudice ou non pour ce dernier et sans qu'il soit besoin de remplir aucune formalite judiciaire. La resiliation resultant de plein droit de la notification de la resiliation faite par acte extrajudiciaire. Si le locataire se refusait a quitter les lieux, il suffirait pour l'y contraindre d'une simple ordonnance de refere rendue de Monsieur le President du Tribunal de Grande Instance, laquelle sera executoire par provision nonobstant appel et sans constitution de garantie. Dans ce cas, les loyers d'avance, depot de garantie ainsi qu'une indemnite fixee a 2 fois, le montant du dernier terme trimestriel en vigueur seront acquis au bailleur a titre de premiere indemnite de resiliation, sans prejudice de tous autres dus.

27) CLAUSE PENALE - En cas de non-paiement a leur echeance exacte des sommes dues au titre des loyers et accessoires par le Preneur selon les stipulations du bail, le montant de chaque echeance impayee sera, a l'expiration d'un delai de 15 jours a compter de l'echeance, majoree forfaitairement de 10 % a titre de dommages interets et ce, sans prejudice de l'application eventuelle de la clause resolutoire.

De  convention   expresse,   cette  penalite   s'appliquera  de  plein  droit  a
l'expiration du delai mentionne ci-dessus sans qu'il y ait lieu de notifier une quelconque mise en demeure.

Tous honoraires d'avocat et tous droits et emolument d'Huissier de Justice, pour toute intervention en vue d'un recouvrement des loyers non payes a l'echeance convenue, seront a la charge de l'occupant a titre de penalite au sens de l'article 1152 du Code Civil en sus des interets de droit et des frais repetibles.

28) CLAUSES DU BAIL - il est formellement convenu qu'aucune des conditions inserees au bail ne pourra etre reputee comminatoire ou de style mais, au contraire, qu'elles doivent toutes recevoir leur pleine et entiere execution sans quoi le bail n'eut pas ete conclu.


29) FRAIS - les frais d'actes et honoraires, droits et timbres, d'enregistrement seront a la charge et sous la responsabilite du preneur.

30) LITIGES - les litiges relatifs a l'execution des presentes seront portes suivant le cas devant le President du Tribunal de Grande Instance, ou devant ce Tribunal de Grande Instance lui-meme, de la Juridiction de LYON.

31) ELECTION DE DOMICILE - pour l'execution des presentes et notamment pour la signification de tous actes extrajudiciaires ou de poursuites, le preneur fait election de domicile dans les lieux loues meme apres depart desdits lieux de ce dernier.

32) HONORAIRES -

Le Bailleur et le Preneur reconnaissent que la presente convention a ete negociee par le Cabinet SOPREC, 59, Bd Vivier Merle 69429 LYON cedex 03

Exhibit 4.4 EDAP SA French                                                    7

La quote-part de remuneration a la charge du Preneur est mentionnee au chapitre II " conditions particulieres "


CHAPITRE II - CONDITIONS PARTICULIERES

1 - DESIGNATION

Un batiment a usage de bureaux sis 69120  VAULX EN VELIN 4, rue du
Dauphine
Denomme  A et C et plus particulierement les lots suivants :
Lot A1 au rez-de-chaussee, lot A2 au 1er etage et lot A3 en sous-sol a usage de parkings.
Lot   C1  au  rez-de-chaussee  et  5  emplacements  de  parkings   en
exterieur .
D'une surface locative d'environ 1 445 M2, hors parkings.

2 - DUREE

Neuf annees entieres et consecutives, dont une periode ferme de 4 ans, le preneur renoncant expressement a sa faculte de resiliation a l'issue de la premiere periode triennale .

3 - DATES DE REFERENCES

Date  d'effet du present bail :                                  1 OCTOBRE  2002
Date de mise a  disposition  des locaux :         au plus tard LE 1 OCTOBRE 2002
(sachant que le Preneur pourra commencer ses travaux d'amenagement avant cette date en fonction de l'avancement des travaux de finition realises par le Bailleur, pre-reception prevue initialement vers le 15 septembre 2002)

4 - DESTINATION

activite du Preneur : recherche de dispositifs electroniques, informatiques pour
le   traitement   des   materiaux,    etudes    d'appareillages,    Fabrication,
commercialisation d'appareils medicaux de haute technologie.

5 - USAGE

Bureaux et/ou laboratoires

6 - REGIME FISCAL

Taxe a la valeur ajoutee (TVA) en vigueur

7 - LOYER ANNUEL DE BASE

Loyer de base HT lots A :                                       107 318,03 Euros
Loyer de base HT lot C 1 :                                       23 575,00 Euros
LOYER ANNUEL DE BASE HT :                                       130 893,03 EUROS
TVA a 19,6 %                                                     25 655,03 Euros
LOYER ANNUEL DE BASE TOUTES TAXES :                             156 548,06 EUROS
Soit la somme de cent cinquante-six mille cinq cent quarante huit euros et six centimes .

8 - REGLEMENT DU 1ER TERME

Paiement au prorata temporis du 1 octobre 2002 au 31 decembre 2002 du loyer, + charges, imp{o^}ts et taxes ( report de loyer au 15 octobre 2002 ou 21 octobre 2002, soit 15 jours de franchise, en fonction de l'emmenagement effectif dans les locaux, du locataire et de la date de pre-reception) . En cas de retard dans la mise a disposition de la partie nouvellement donne a bail, prevue initialement le
1 octobre 2002, le paiement du premier terme de cette partie, sera reporte d'autant .

Exhibit 4.4 EDAP SA French
paiement du 1er terme complet du loyer + charges, impots et taxes a partir du 1 janvier 2003 .

9 - PROVISIONS MINIMALES POUR CHARGES

Elles sont estimees a la somme de 10 429,35 EUROS /TTC/An, et sont appelees trimestriellement et d'avance en meme temps que le loyer, soit 2 607,33 EUROS /TTC par trimestre, hors remboursement de l'impot foncier qui interviendra sur presentation du justificatif correspondant .

10 - DEPOT DE GARANTIE

32 723,26 EUROS, representant trois mois de loyer HT/hors charges

11 - INDICE DE REFERENCE

INSEE du cout de la construction, soit 1159 du 1er trimestre 2002 La premiere revision interviendra LE 1ER JANVIER 2004

12 - AUTRES CONDITIONS PARTICULIERES

Le  Preneur  fera  son  affaire   personnelle  des   branchements   electriques,
telephoniques ou autres et en particulier du cloisonnement

13 - DESCRIPTIF DES TRAVAUX REALISES PAR LE BAILLEUR

* sol carrele au rez de chaussee

* faux plafond 600 x 600, eclairage encastre

* chauffage et  climatisation, chaud et froid reversible par ventilo-

convecteurs avec pompe a chaleur avec kit hydraulique,  reseau  de distribution  dans  faux-plafond  au rez de chaussee. Les convecteurs sont supprimes .

* fenetres avec double vitrage

* sanitaires ( ceux existants actuellement dans vos locaux)

* plinthes techniques en peripherie  du batiment avec prises 2P

+T 10/16 A,  tous les 2,50 m

* VMC dans les circulations

* decoupage et ouverture entre lots selon plans joints .

* cloison separative de lot.

* murs et piliers peripheriques revetus de peinture

* volets roulants electrique, par commande infra-rouge a distance

* parkings exterieurs

Une enseigne est autorisee sur la facade du batiment.

14  -  DESCRIPTIF  DES  TRAVAUX  REALISES  PAR   LE   PRENEUR   ET
AUTORISES PAR LE BAILLEUR

(circle}cloisonnement interieur selon plan joint

15 - TRANQUILLITE

Par derogation a l'article 16 des conditions generales, il est ici precise que le bailleur autorise d'ores et deja au
Preneur l'utilisation d'appareils electriques, compte tenu de son activite .



16 - HONORAIRES

Exhibit 4.4 EDAP SA French                                                    9

La quote-part des honoraires dus a la societe SOPREC, a la charge du Preneur s'eleve a la somme de 2 946,87 euros HT soit 3 524,46 euros TTC, payable a la signature des presentes.

Fait en deux originaux, dont un remis a chaque partie.

A Lyon, le



Le Preneur                                                   Le Bailleur



#
Exhibit 4.4 EDAP SA French                                                   10

                   AVENANT No1  AU  BAIL DU 1ER OCTOBRE 2002


La Societe MAISON ANTOINE BAUD, societe anonyme au capital de 3 096 336 [E] dont le siege social est situe ZI Les Acilloux 27, Route du Cendre a COURNON D'AUVERGNE (Puy de Dome) immatriculee sous le numero 855 201 521 au RCS de Clermont-Ferrand representee par Monsieur Yves DUPRE, Vice-President du Conseil d'Administration, partie ci-apres denommee le bailleur,

                                                  D'une part,

ET

LA Societe EDAP S.A., societe anonyme au capital de 38 200 [E] ayant son siege social a Vaulx en Velin (69120) 4, rue du Dauphine, immatriculee au RCS de LYON sous le numero 431 298 983 representee par Monsieur Eric SIMON President du Conseil d'Administration, dument habilite aux fins de presentes, partie ci-apres denommee le preneur, D'autre part,


Il est expose ce qui suit :
--------------------------------------------------------------------------------
                                   EXPOSE
--------------------------------------------------------------------------------

Aux termes d'un acte administratif en date du 1er octobre 2002 a Lyon, la Societe MAISON ANTOINE BAUD a donne a bail a La Societe EDAP S.A., des locaux sis 4 , rue du Dauphine a Vaulx en Velin comprenant :

Un batiment a usage de bureaux denomme A et C et plus particulierement les lots suivants :

Lot A1 au rez-de-chaussee, lot A2 au 1er etage et lot A3 en sous-sol a usage de parlings. Lot C1 au rez-de-chaussee et 5 emplacements de parkings en exterieur. D'une surface locative d'environ 1445 m2 hors parkings.

Ceci expose, il est convenu ce qui suit :

A compter retroactivement du 1er octobre 2002 l'article 5 des autres conditions generales est complete comme suit :

L'assure locataire ayant renonce dans le bail au recours qu'il pourrait etre fonde a exercer contre le proprietaire, dont la responsabilite pourrait etre engagee du fait d'un incendie, d'une explosion ou d'un degat des eaux provenant des batiments designes aux conditions particulieres, l'assureur renonce au droit qui lui est transmis automatiquement de recourir contre le proprietaire responsable et ses assureurs de dommages materiels de frais ou de pertes garantis.

De meme,

L'assure proprietaire ayant renonce dans le bail au recours qu'il pourrait etre fonde a exercer contre le locataire, dont la responsabilite pourrait etre engagee du fait d'un incendie, d'une explosion ou d'un degat des eaux provenant des batiments designes aux conditions particulieres, l'assureur renonce au droit qui lui est transmis automatiquement de recourir contre le locataire responsable et ses assureurs de dommages materiels de frais ou de pertes garantis.

Toutes les clauses et conditions du bail en cours du 1er octobre 2002, qui ne sont pas modifiees par les presentes, demeurent en vigueur.

Fait a Cournon, le 15 Octobre   2002
En deux exemplaires


      Le Bailleur                                       Le Preneur



Exhibit 4.4 EDAP SA French                                                   11